Filed pursuant to Rule 424(b)(3)
                                 Registration Nos. 33-67390 and
                                                    33-67390-01



                   MARCUS CABLE COMPANY, L.P.
                MARCUS CABLE CAPITAL CORPORATION

                    Supplement to Prospectus
            Dated April 16, 1997, as supplemented by
 Prospectus Supplements Dated May 15, 1997, August 14, 1997 and
                       November 14, 1997

          The date of this Supplement is March 9, 1998

On March 9, 1998, Marcus Cable Company, L.P. filed the attached
Form 8-K discussing the Company's intentions to explore strategic ownership alternatives.

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   OCTOBER 8, 1997


                   MARCUS CABLE COMPANY, L.P.
              MARCUS CABLE OPERATING COMPANY, L.P.
                MARCUS CABLE CAPITAL CORPORATION
              MARCUS CABLE CAPITAL CORPORATION II
              MARCUS CABLE CAPITAL CORPORATION III
   (Exact name of registrants as specified in their charters)


     DELAWARE      33-81088 & 33-67390 & 33-93808     75-2337471
     DELAWARE            33-81088-01                  75-2495706
     DELAWARE            33-67390-01                  75-2546077
     DELAWARE            33-81088-02                  75-2546713
     DELAWARE            33-93808-01                  75-2599586
(State or other     (Commission File Number)       (I.R.S. Employer
 jurisdiction of                                  Identification No.)
incorporation or
organization)


     2911 TURTLE CREEK BOULEVARD, SUITE 1300
               DALLAS, TEXAS                           75219-6257
          (Address of principal executive offices)      (Zip Code)

                         (214) 521-7898
      (Registrants' telephone number, including area code)



                          Page 1 of 7
                  Index to Exhibits on Page 6

ITEM 5.  OTHER EVENTS.

     On October 7, 1997, Marcus Cable Company, L.P. announced that it intends to offer for sale certain cable television systems. For information regarding this offer for sale, reference is made to the press release attached hereto as Exhibit 20.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     20.1      Press Release dated October 7, 1997.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    MARCUS CABLE COMPANY, L.P.
                    (Registrant)

                    By:  Marcus Cable Properties, L.P., its general
                         partner,

                         By:  Marcus Cable Properties, Inc., its
                              general partner,

October 8, 1997               By:  /s/ Jeffrey A. Marcus
                                   Jeffrey A. Marcus
                              Its: President, Chief Executive
                                   Officer and Sole Director of
                                   Marcus Cable Properties, Inc.
                                   (Principal Executive Officer)

                              By:  /s/ Thomas P. McMillin
                                   Thomas P. McMillin
                              Its: Senior Vice President and Chief
                                   Financial Officer of Marcus
                                   Cable Properties, Inc.
                                   (Principal Financial and
                                   Accounting Officer)

                    MARCUS CABLE OPERATING COMPANY, L.P.
                    (Registrant)

                    By:  Marcus Cable Company, L.P.,its general
                         partner,

                         By:  Marcus Cable Properties, L.P., its
                              general partner,

                              By:  Marcus Cable Properties, Inc.,
                                   its general partner,

October 8, 1997               By:  /s/ Jeffrey A. Marcus
                                  Jeffrey A. Marcus
                              Its: President, Chief Executive
                                   Officer and Sole Director of
                                   Marcus Cable Properties, Inc.
                                   (Principal Executive Officer)

                              By:  /s/ Thomas P. McMillin
                                  Thomas P. McMillin
                              Its: Senior Vice President and Chief
                                   Financial Officer of Marcus Cable
                                   Properties, Inc. (Principal
                                   Financial and Accounting Officer)

                    MARCUS CABLE CAPITAL CORPORATION
                    (Registrant)

October 8, 1997               By:  /s/ Jeffrey A. Marcus
                                  Jeffrey A. Marcus
                              Its: President, Chief Executive
                                   Officer and Sole Director of
                                   Marcus Cable Capital
                                   Corporation(Principal Executive
                                   Officer)


                              By:  /s/ Thomas P. McMillin
                                  Thomas P. McMillin
                              Its: Senior Vice President and Chief
                                   Financial Officer of Marcus Cable
                                   Capital Corporation (Principal
                                   Financial and Accounting Officer)


                    MARCUS CABLE CAPITAL CORPORATION II
                    (Registrant)

October 8, 1997               By:  /s/ Jeffrey A. Marcus
                                  Jeffrey A. Marcus
                              Its: President, Chief Executive
                                   Officer and Sole Director of
                                   Marcus Cable Capital Corporation
                                   II (Principal Executive Officer)


                              By:  /s/ Thomas P. McMillin
                                  Thomas P. McMillin
                              Its: Senior Vice President and Chief
                                   Financial Officer of Marcus
                                   CableCapital Corporation II
                                   (Principal Financial and
                                   Accounting Officer)

                    MARCUS CABLE CAPITAL CORPORATION III
                    (Registrant)

October 8, 1997               By:  /s/ Jeffrey A. Marcus
                                  Jeffrey A. Marcus
                              Its: President, Chief Executive
                                   Officer and Sole Director of
                                   Marcus Cable Capital Corporation
                                   III (Principal Executive Officer)

                              By:  /s/ Thomas P. McMillin
                                  Thomas P. McMillin
                              Its: Senior Vice President and Chief
                                   Financial Officer of Marcus
                                   CableCapital Corporation III
                                   (Principal Financial and
                                   Accounting Officer)

                         INDEX TO EXHIBITS



Exhibit                                                    Page
Number    Description                                      Number

 20.1     Press Release dated October 7, 1997               7

                                                      Exhibit 20.1
MARCUS CABLE COMPANY, L.P.
DALLAS, TEXAS
October 7, 1997


     MARCUS CABLE TO SELL NON-CLUSTERED CABLE TELEVISION SYSTEMS


Marcus Cable announced today that it intends to offer for sale certain cable television systems that are not within the six core clusters operated by the company. Systems to be sold serve approximately 200,000 customers in Delaware/Maryland, Virginia, Connecticut, Mississippi, Louisiana, Illinois, Oklahoma, and the panhandle of Texas.

In commenting on the proposed sale, Marcus Cable chairman and chief executive officer, Jeffrey A. Marcus said, "Although we place great value on each property we own and operate, we want to bring greater focus to our core company. When the sale is complete, we will have approximately 1.1 million customers in six clusters and we hope to acquire additional systems in those areas."

Thomas P. McMillin, Marcus Cable senior vice president and chief financial officer, said the proceeds from the sale will be used initially to repay indebtedness and will further strengthen the company's balance sheet, while broadening Marcus Cable's financial flexibility.

Waller Capital is representing Marcus Cable in the sale of the cable systems. Andrew J. Armstrong, president of Waller Capital, said, "We are very excited about bringing these exceptional systems to market for Marcus Cable. They represent the largest group of properties currently available with many large head-ends utilizing advanced technology."

                                  For further information contact:
                                                Thomas P. McMillin
                                                    (214) 521-7898